UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) Of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2023

POLISHED.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Bath Avenue, Brooklyn, NY 11214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 299-9470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	POL	NYSE American LLC
Warrants to Purchase Common Stock	POL WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on March 15, 2022, Polished.com Inc. (f/k/a 1847 Goedeker Inc.) (the “Company”) entered into that certain lease agreement (the “Office Lease”) by and between the Company and 8780 19 Ave LLC (“8780 LLC”), a New York limited liability company owned by Albert Fouerti, the Company’s former Chief Executive Officer and director, and Elie Fouerti, the Company’s former Chief Operating Officer, for the lease of an office building located at 8780 19th Avenue, Brooklyn, NY 11214 (the “Property”).

On August 23, 2023, the Company entered into a Settlement and Termination Agreement with 8780 LLC pursuant to which it terminated the Office Lease (the “Lease Termination Agreement”). The Company and 8780 LLC mutually agreed to enter into the Lease Termination Agreement following a dispute that arose between the parties. The Company contended that the Office Lease required 8780 LLC do certain work at 8780 LLC’s expense to improve the Property at a cost of approximately $1.2 million and that 8780 LLC violated the Office Lease by failing to pay for the work. 8780 LLC contended that the expense was the Company’s responsibility and that the Company was in default of the lease for failing to pay rent.

Pursuant to the Lease Termination Agreement, the Company agreed to (i) pay 8780 LLC an aggregate settlement amount of $100,000 according to a schedule set forth in the Lease Termination Agreement and (ii) pay three months of insurance premiums and three months of real estate taxes on the Property. The Lease Termination Agreement contains customary mutual releases and covenants not to sue.

In connection with the lease termination, the Company will have a non-cash charge of approximately $1.1 million representing the accumulated costs related to the leasehold improvements.

The foregoing description of the Lease Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Lease Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Settlement and Termination Agreement, dated August 23, 2023, by and between Polished.com Inc. and 8780 19 Ave LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*  Certain confidential information contained in this exhibit has been redacted in accordance with Regulation S-K Item 601(b) because the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Robert D. Barry
Name:	Robert D. Barry
Title:	Interim Chief Financial Officer and Secretary

Dated: August 25, 2023

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